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No. 1 of 1                                                           Exhibit 4.3
US$700,000

                  5% CONVERTIBLE DEBENTURE DUE AUGUST 26, 2002

    THIS DEBENTURE of CallNOW.com, Inc., a Delaware corporation (the "Company"), is designated as its 5% Convertible Debenture, due August 26, 2002 (the "Debenture"), in an aggregate principal amount of US$700,000.

    FOR VALUE RECEIVED, the Company promises to pay to FaciliCom International, Inc., or its registered assigns (the "Holder"), the principal sum of Seven Hundred Thousand Dollars (US$700,000), on or prior to August 26, 2002 (the "Maturity Date") and to pay interest to the Holder on the principal sum, at the rate of 5% per annum, computed monthly. All payments of principal and interest hereunder shall be payable in U.S. dollars.

    Interest shall accrue monthly commencing on the Original Issue Date (as defined in Section 1) until payment in full of the principal sum, together with all accrued and unpaid interest, has been made. Interest due and payable hereunder shall be paid to the person in whose name this Debenture is registered on the records of the Company (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof.

    The principal of this Debenture is payable in 30 equal monthly installments in arrears on the last Business Day of each month, commencing at the end of the 7th month from the Original Issue Date, or, in shares of common stock of the Company, at the time of conversion of part or all of the Debenture in accordance with Section 3 hereof, at the address of the Holder last appearing on the Debenture Register, and that if there is an Event of Default pursuant to the terms hereof, accrued and unpaid interest shall become due and payable as provided herein. Interest on this Debenture shall be paid in monthly installments in arrears on the last Business Day of each month (each an "Interest Payment Date"), commencing at the end of the first full month following the Original Issue Date or in shares of common stock of the Company at the time of conversion by the Holder. In the event that the Company or a successor company raises a minimum of $5,000,000.00 in equity or debt in a single transaction or a series of related transactions, the Holder has the right, but not the obligation, to have the Debenture, with accumulated interest, paid in full in four equal monthly installments.

    The Company agrees that within nine months following the Original Issue Date, or, immediately upon any filing of a registration statement by the Company or a successor company, whichever occurs earlier, that it shall file, at the Company's sole expense, for registration with the SEC of all conversion shares, and shall use its best efforts to cause such registration statement to be declared effective as soon as possible. Any registration of conversion shares shall be on terms acceptable to the Holder.

    This Debenture is subject to the following additional provisions:

         Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

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         "Business Day" means any day of the year on which commercial banks are not required or authorized to be closed in New York City, and between the hours of 9:00 am and 5:00 p.m. New York Time.

         "Common Stock" means shares now or hereafter authorized of the class of Common Stock, $.001 par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

         "Conversion Date" means the date on which a Holder Notice of Conversion is dated.

         "Conversion Ratio" means, at any time, a fraction, of which the numerator is the principal amount represented by any Debenture plus accrued but unpaid interest, and of which the denominator is the Conversion Price (as defined in Section 3 below) at such time.

         "Junior Securities" means the Common Stock, all other equity securities of the Company and all other debt that is subordinated to the Debenture by its terms.

         "Original Issue Date" shall mean August 26, 1999.

         "Per Share Market Value" means on any particular date, (a) the closing bid price on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, L.P. ("Bloomberg"), or, if applicable, the closing bid price of the Common Stock in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, (b) if no closing bid price is reported for the Common Stock by Bloomberg, then the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, LLC. (or similar organization or agency succeeding to its functions of reporting prices), or (c) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock, as determined by an appraiser selected in good faith by the holders of a majority of principal amount of outstanding Debentures; provided, however, that the Company, or the Registered Holder of this Debenture, after receipt of the determination by such appraiser, shall have the right to select an additional appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such appraiser. The fees and expenses of any appraisers retained pursuant to this paragraph shall be payable by the Company.

         "Person" means a corporation, an association, a partnership, joint venture, joint-stock company, limited liability company, trust, or other entity, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "Trading Day" means (a) a day on which the Common Stock is quoted on the Over-The-Counter Bulletin Board ("OTCBB") or principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not quoted on the OTCBB or any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau, LLC (or any similar organization or agency succeeding its functions of reporting prices).

         Section 2. Events of Default and Remedies.


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    I.   "Event of Default", wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

         (a) any default in the payment of the principal of or interest on this Debenture as and when the same shall become due and payable either at the Maturity Date, any scheduled principal payment date or on any Interest Payment Date, by acceleration, conversion, or otherwise;

         (b) except as set forth in Section 2.I. (e) below, the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, and such failure or breach shall not have been remedied within thirty (30) days after the date on which written notice of such failure or breach shall have been given;

         (c) the Company or any of its subsidiaries shall commence a voluntary case under Title 7 or Title 11 of the U.S. Code or any similar or analogous federal, state or foreign law for the relief of debtors, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation, whether now or hereafter in effect (each, a "Bankruptcy Law"); or an involuntary case is commenced against the Company or any of its subsidiaries under any Bankruptcy Law and the petition is not controverted within thirty (30) days, or is not dismissed within sixty (60) days, after commencement of the case; or a custodian is appointed for, or takes charge of, all or any substantial part of the property of the Company or any of its subsidiaries; or the Company or any of its subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its subsidiaries makes a general assignment for the benefit of creditors; or the Company or any of its subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any of its subsidiaries shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company or any of its subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any of its subsidiaries for the purpose of effecting any of the foregoing;

         (d) the Company or any of its subsidiaries shall default (and such default shall remain uncured for a period allowed in such instrument) in any of its obligations under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness or liability of the Company or any of its subsidiaries in an amount exceeding One Hundred Thousand Dollars ($100,000.00), whether such indebtedness now exists or shall hereafter be payable;created;

         (e) the Company shall have its Common Stock (as defined in Section 1) delisted from the National Quotation Bureau, LLC's Pink Sheets or other national securities exchange or market on which such Common Stock is listed for trading or suspended from trading

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thereon, and shall not have its Common Stock relisted or have such suspension lifted, as the case may be, within five (5) days; or

         (f) the Company shall issue a Press Release, or otherwise make publicly known, that it is not honoring a properly executed Holder Notice of Conversion for any reason whatsoever, or if it fails to honor a Holder Notice of Conversion on the terms and conditions described herein.;

    II. (a) If any Event of Default occurs and continues, beyond any cure period explicitly set forth herein, if any, and in every such case, then so long as such Event of Default shall then be continuing the Holder may, by notice to the Company, accelerate all of the payments due under this Debenture by declaring all amounts of this Debenture, together with any accrued and unpaid interest thereon, to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything herein contained to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder by written notice to the Company. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. This shall include, but shall not be limited to, the right to temporary, preliminary and permanent injunctive or other equitable relief without the requirement of posting any bond or undertaking.

         (b) Holder may thereupon proceed to protect and enforce its rights either by suit in equity, or by action at law, or by other appropriate proceedings whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Debenture or in aid of the exercise of any power granted in this Debenture, and proceed to enforce the payment of any of the Debenture held by it, and to enforce any other legal or equitable right of such holder. The Company agrees to pay Holder's reasonable legal fees and expenses incurred in connection with the filing of a claim (and such other actions taken thereafter in prosecuting such claim) to enforce payment of outstanding principal and interest of this Debenture.

         (c) Except as expressly provided for herein, the Company specifically waives all rights it may have (i) to notice of nonpayment, demand, presentment, protest and notice of protest with respect to any of the obligations hereunder or the shares; (ii) notice of acceptance hereof or of any other action taken in reliance hereon, notice and opportunity to be heard before the exercise by Holder of the remedies of self-help, set-off, or other summary procedures and all other demands and notices of any description except for cure periods; and
(iii) releases Holder, its affiliates and their respective officers, directors, agents, employees and attorneys from all claims for loss, damage caused by any act or failure to act on the part of Holder, its affiliates and their respective officers, attorneys, agents, directors and employees in connection with the enforcement of the Holder's rights hereunder, except for willful misconduct.

         (d) The Holder shall have the right to set-off any amounts that it may be obligated to pay the Company, under any instrument or agreement, or that arises by operation of law, to the extent that the Company has not satisfied any of its obligations under this Debenture.

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         Section 3. Conversion

         (a) This Debenture shall be convertible into shares of Common Stock at the Conversion Ratio as defined below, at the option of the Holder in whole or in part, at any time, commencing on the Original Issue Date. Any conversion under this Section 3(a) shall be for a minimum principal amount of $50,000.00 of Debentures and the interest accrued and due on such amount. The Holder shall effect conversions by surrendering this Debenture to be converted to the Company, together with the form of conversion notice attached hereto as Exhibit A (the "Holder Notice of Conversion") in the manner set forth in Section 3(i). Each Holder Notice of Conversion shall specify the principal amount of Debentures and interest to be converted, and the date on which such conversion is to be effected (the "Holder Conversion Date"). Subject to Section 3, each Holder Notice of Conversion, once given, shall be irrevocable, except as provided in the following paragraph. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder in the Holder Notice of Conversion, the Company shall deliver to the Holder a new Debenture for such principal amount as has not been converted within five
(5) Business Days.

         (b) Not later than five (5) Business Days after the Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those then required by law), representing the number of shares of Common Stock being acquired upon the conversion of this Debenture or, at the request of the Holder, and if reasonably feasible by the Company, the Company will issue such conversion shares via the DTC's DWAC system and (ii) Debentures in principal amount equal to the principal amount of Debentures not converted; provided, however that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of this Debenture, until this Debenture is either delivered for conversion to the Company or to its transfer agent for the Common Stock, or the Holder notifies the Company that this Debenture has been lost, stolen or destroyed and provides an agreement to indemnify the Company from any loss incurred by it in connection therewith. In the case of a conversion pursuant to a Holder Notice of Conversion, if such certificate or certificates are not delivered by the date required under this
Section 3(b), the Holder shall be entitled by providing written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the Debentures tendered for conversion.

         (c) (i) The conversion price for each Debenture in effect on any Conversion Date shall be 80% (eighty percent) of the average Per Share Market Value of the Company's Common Stock for the five (5) Trading Days immediately preceding the Conversion Date ("Conversion Price") but no less than $7.06 per share.

             (ii) All calculations under this Section 3 shall be made to the nearest cent.

             (iii) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to convert this Debenture into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall, in connection with any conversion occurring after any such event, be entitled to receive such amount of securities or property as the shares of the Common Stock into which this Debenture could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

             (iv) If:

                  (A) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

                  (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

                  (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

                  (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock that applies to all holders of the Company's shares on a pro rata basis), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                  (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be mailed and faxed to the Holder at its last addresses as it shall appear upon the Debenture Register, at least thirty (30) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up.

              (v) Nothing in this agreement shall preclude the Company from issuing employee/director/officer/consultant/creditor stock options, and any such issuance shall not cause a recalculation of the Conversion Price.

         (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Debenture as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of this Debenture, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 3(c) hereof) upon the conversion of the aggregate principal amount, plus accrued but unpaid interest, of all outstanding Debentures, multiplied by two. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable, free and clear of any such rights.

         (e) No fractional shares of Common Stock shall be issuable upon a conversion hereunder and the number of shares to be issued shall be rounded up to the nearest whole share. If a fractional share interest arises upon any conversion hereunder, the Company shall eliminate such fractional share interest by issuing Holder an additional full share of Common Stock.

         (f) The issuance of certificates for shares of Common Stock on conversion of this Debenture shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         (g) Any portion of this Debenture converted into Common Stock shall be canceled upon conversion.

         (h) Each Holder Notice of Conversion shall be given by facsimile, to the Company no later than 4:00 pm New York Time at the facsimile telephone number of the principal place of business of the Company. In the event that the Company receives the Holder Notice of Conversion after 4:00 p.m. New York Time, the Conversion Date shall be deemed to be the next Business Day.

         Section 4. (a) The execution, delivery and performance by the Company of this Debenture, the fulfillment of and compliance with the respective terms and provisions hereof, and the consummation by the Company of the transactions contemplated hereby, do not and will not: (a) conflict with, or violate any provision of, any law having applicability to the Company, or any provision of the certificate of incorporation or bylaws of the Company; (b) conflict with, or result in any breach of, or constitute a default under any material agreement to which the Company is a party or by which the Company or any of its assets may be bound; or (c) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any encumbrance of any nature upon, or with respect to any of the material assets of the Company. (b) There are no agreements, laws or other restrictions of any kind to which the Company is a party or to which the Company's assets are subject that would prevent or restrict the execution, delivery or performance of this Debenture or prohibit or limit the continued operation of the business of the Company after the date hereof on substantially the same basis as heretofore operated, as a result of the execution, delivery or performance of this Debenture. (c) Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest on, and all other amounts payable in respect of, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. The Company may not prepay any portion of the outstanding principal amount on this Debenture, unless the Holder otherwise agrees in writing. The Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, and will at all times assist in good faith in the carrying out of all the provisions of this Debenture and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Debenture against impairment.

         Section 5. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof, or as otherwise provided herein.

         Section 6. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of an affidavit of such loss, theft or destruction of such Debenture, and an agreement to indemnify the Company from any loss incurred by it in connection therewith.

         Section 7. This Debenture shall be governed by, enforced and construed in accordance with the laws of the State of New York, County of New York, without giving effect to principles of conflicts of laws thereof.

         Section 8. All other notices or communications required or permitted to given hereunder shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

    If to the Company:
         CallNOW.com, Inc.
         50 Broad Street, 5th Floor
         New York, New York 10004
         Fax #: (212) 785-4388

    With a copy (which shall not constitute notice) to:
         Stairs Dillenbeck Finley & Merle
         330 Madison Avenue,  Suite 2900
         New York, New York 10017-5090
         Attn: Neil Parent, Esq.
         Fax #: (212) 687-3523

    If to the Holder:
         Facilicom International, Inc.
         1401 New York Avenue, N.W.
         9th Floor
         Washington, D.C. 20005
         Attn: Chris King
         Fax  (202) 496-1109

    With a copy to (which shall not constitute notice) to:
         Morrison & Foerster LLP
         2000 Pennsylvania Avenue, NW
         Washington, D.C. 20006-1888
         Attn: Morris F. DeFeo, Jr., Esq.
         Fax #: (202) 887-0763

    Each party may designate by notice in writing a new address to which any notice or communication may thereafter be so given, served or sent. Each notice which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback or confirmation being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation. Notwithstanding the foregoing provisions of this Section 8, all notices or other communications with respect to the conversion of this Debenture shall be given, and shall be deemed duly given and received, only if given in the manner set forth in Section 3(h).

         Section 9. Any waiver by the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive the Holder of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver of any right granted to the Holder under this Debenture, or the amendment of any of the terms of this Debenture, shall become effective only upon the execution of a writing signed by the Holder.

         Section 10. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         Section 11. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

         Section 12. This Debenture is transferable in whole, but not part, at the option of the Holder, provided that such transfer is permitted by law. This Debenture shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.


         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.


                                       CallNOW.com, Inc.


Attest: /s/ CR Seelbach                /s/ Warner Johnson, Jr.
       ---------------------------     ---------------------------
                                       Name: Warner Johnson, Jr.
                                       Title:   President

                                    EXHIBIT A

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert the Debenture)

Except as provided by terms of the Debenture, the undersigned hereby irrevocably elects to convert the above Debenture into shares of Common Stock, par value U.S.$.001 per share (the "Common Stock"), of CallNow.com, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.

Conversion calculations:


                          ------------------------------------------------------
                          Date of Notice


                          ------------------------------------------------------
                          Principal Amount of Debentures to be Converted



                          ------------------------------------------------------
                          Interest to be Converted or Paid


                          ------------------------------------------------------
                          Total Principal Amount of Debenture and Interest to be Converted or Paid


                          ------------------------------------------------------
                          Applicable Conversion Price (to the nearest hundredth)



                          ------------------------------------------------------
                          Number of Shares to be Issued Upon Conversion



                          ------------------------------------------------------
                          Signature



                          ------------------------------------------------------
                          Name:


Facilicom 5% convertible note due May 25, 2003

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                          ------------------------------------------------------
                          Address: